EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of TX Holdings, Inc., a Georgia corporation (the "Company"), on Form 10-KSB for the year ended September 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), William "Buck Shrewsbury", Chairman of the Board of Directors and Chief Executive Officer, of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ William "Buck" Shrewsbury
--------------------------------
William "Buck" Shrewsbury
Chief Financial Officer
March 19, 2008

[A signed original of this written statement required by Section 906 has been provided to TX Holdings, Inc. and will be retained by TX Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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